Exhibit 99.1

Clearwater Paper Reports Third Quarter 2018 Results

SPOKANE, Wash.--(BUSINESS WIRE)--November 8, 2018--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the third quarter of 2018.

The company reported net sales of $426.5 million for the third quarter of 2018, which was flat with net sales for the third quarter of 2017. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the third quarter of 2018 were $34.4 million, or $2.08 per diluted share, compared to net earnings for the third quarter of 2017 of $0.9 million, or $0.05 per diluted share. The increase in net earnings was due primarily to a $22.9 million gain on the sale of the company's Ladysmith, Wisconsin manufacturing facility along with higher pricing and record shipment volumes in paperboard, improved operating efficiencies and lower selling, general and administrative expenses. Excluding certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, third quarter 2018 adjusted net earnings were $22.3 million, or $1.35 per diluted share, compared to third quarter 2017 adjusted net earnings of $5.3 million, or $0.32 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, were $71.0 million for the third quarter of 2018, compared to $31.3 million for the third quarter of 2017. Adjusted EBITDA for the quarter was $48.9 million, up 29.9% compared to third quarter 2017 Adjusted EBITDA of $37.6 million.

“We exceeded our expectations for the third quarter due to record paperboard shipments and strong customer demand for paperboard,” said Linda K. Massman, president and chief executive officer. “We are also seeing positive results from the operating model improvements for our tissue business, resulting in lower transportation and warehousing costs.”

“For the remainder of 2018, we are in the home stretch to complete our new paper machine, converting lines, and warehouse at our Shelby, North Carolina facility. We are also keenly focused on generating cash to pay down debt and optimizing our network of tissue assets to streamline costs and better meet the needs of our customers.”

THIRD QUARTER 2018 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $211.6 million for the third quarter of 2018, down 9.1% compared to third quarter 2017 net sales of $232.9 million. This decrease was due to lower retail volumes and prices, the divestiture of the Ladysmith facility, and weaker product mix as reflected in a 7.4% reduction in retail converted case shipment volumes, partially offset by a 43.0% increase in non-retail parent roll shipments as the company works to replace lost converted case business in the second half of 2018.

Operating income and margin for the third quarter of 2018 were $21.7 million and 10.2%, an increase of $17.2 million compared to operating income and margin of $4.5 million and 1.9% respectively, in the third quarter of 2017, that was primarily due to the gain on sale of the Ladysmith facility. After adjusting for certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, including the gain on the sale of Ladysmith, an adjusted operating loss of $1.0 million for the third quarter of 2018 was down from $10.3 million and 4.4% of adjusted operating income and margin, respectively, for the same period in 2017. Adjusted EBITDA for the segment was $13.4 million in the third quarter of 2018, down from $26.0 million in the third quarter of 2017. Those decreases were primarily due to lower average selling prices, the absorption of fixed costs over lower volumes of retail shipments, higher pulp costs and the divestiture of Ladysmith.

Tissue Sales Volumes and Prices:

• Total tissue volumes sold were 88,860 tons in the third quarter of 2018, a decrease of 1.8% compared to 90,502 tons in the third quarter of 2017. Converted product cases shipped were 11.8 million in the third quarter of 2018, 7.4% lower than the 12.7 million cases shipped in the third quarter of 2017.

• Average tissue net selling prices decreased 7.5%, to $2,381 per ton in the third quarter of 2018, compared to $2,574 per ton in the third quarter of 2017, primarily due to the increased volume and percentage of non-retail parent rolls in the product mix.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $214.8 million for the third quarter of 2018, up 11.0% compared to third quarter 2017 net sales of $193.6 million. The increase was due to record shipment volumes and higher paperboard prices.

Operating income and margin for the third quarter of 2018 were $38.3 million and 17.8%, compared to $14.7 million and 7.6%, respectively, for the third quarter of 2017. Adjusted EBITDA for the segment was $47.7 million in the third quarter of 2018, compared to $23.1 million in the third quarter of 2017. The improvement was primarily due to higher average selling prices and the absence of $21 million in major maintenance expense incurred in the third quarter of 2017, which more than offset increased costs for wood fiber in the Pacific Northwest and higher transportation costs.

Paperboard Sales Volumes and Prices:

• Paperboard sales volumes were 218,135 tons in the third quarter of 2018, an increase of 8.8% compared to 200,569 tons in the third quarter of 2017.

• Paperboard net selling prices increased 2.1% to $985 per ton for the third quarter of 2018, compared to $965 per ton in the third quarter of 2017.

Taxes

The company's consolidated GAAP tax rate and adjusted tax rate for the third quarter of 2018 were a provision of 9.6% and a benefit of 39.5%, respectively. That compares to GAAP and adjusted tax rate benefits of 138.7% and 17.9% in the third quarter of 2017. The tax rate for the third quarter of 2018 included a tax benefit of $10 million associated with an alternative energy production tax credit recorded in the quarter. The tax rate for 2017 reflected $2 million of similar alternative energy credits in addition to a tax benefit due to a pre-tax loss in the third quarter of 2017.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the third quarters of 2018 and 2017, including adjusted net earnings, adjusted net earnings per diluted share, EBITDA, adjusted EBITDA, adjusted operating income, adjusted operating margin and adjusted income tax rate provision and benefit. Because these amounts are not in accordance with GAAP, reconciliations to net earnings, net earnings per diluted share, operating income and income tax rate provision and benefit as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses EBITDA and Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies, and (iii) because our credit agreement and the indentures governing our outstanding notes use metrics similar to EBITDA to measure our compliance with certain covenants.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding network optimization of tissue assets, transportation and warehousing costs, completion of the Shelby, North Carolina expansion, cash generation, debt repayment and the replacement of lost converted tissue case sales. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: competitive pricing pressures for the company's products, including as a result of increased capacity as additional manufacturing facilities are operated by the company's competitors; the loss of, changes in prices in regards to, or a reduction in orders from, a significant customer; changes in customer product preferences and competitors' product offerings; the company's ability to successfully implement its operational efficiencies and cost savings strategies, including related capital projects; the company's ability to achieve the expected operational or financial results of its capital projects, including from the continuous digester at the Lewiston facility; the company's ability to complete construction of its new tissue manufacturing and converting operations in Shelby, North Carolina on time and within current cost expectations; customer acceptance and timing and quantity of purchases of the company's tissue products, including the existence of sufficient demand for and the quality of tissue produced by the expanded Shelby, North Carolina operations when completed; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; labor disruptions; changes in transportation costs and disruptions in transportation services; changes in the cost and availability of wood fiber and wood pulp; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunctions and damage to the company's manufacturing facilities; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; cyclical industry conditions; changes in expenses and required contributions associated with the company's pension plans; environmental liabilities or expenditures; cyber-security risks; reliance on a limited number of third-party suppliers for raw materials; the company’s ability to service its debt obligations; restrictions on the company’s business from debt covenants and terms; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018		2017		2018		2017
Net sales	$426,460	100%	$426,504	100%	$1,295,511	100%	$1,293,692	100%
Costs and expenses:
Cost of sales[1]	(376,221)	88%	(386,762)	91%	(1,155,808)	89%	(1,154,883)	89%
Selling, general and administrative expenses[1]	(26,283)	6%	(34,582)	8%	(85,827)	7%	(93,991)	7%
Gain on divested assets, net	22,944	5%	—	—%	22,944	2%	—	—%
Total operating costs and expenses	(379,560)	89%	(421,344)	99%	(1,218,691)	94%	(1,248,874)	97%
Income from operations	46,900	11%	5,160	1%	76,820	6%	44,818	3%
Interest expense, net	(7,547)	2%	(7,683)	2%	(23,290)	2%	(23,399)	2%
Non-operating pension and other postretirement benefit (costs) income[1]	(1,234)	—%	291	—%	(3,700)	—%	856	—%
Earnings (loss) before income taxes	38,119	9%	(2,232)	1%	49,830	4%	22,275	2%
Income tax (provision) benefit	(3,675)	1%	3,095	1%	(5,825)	—%	(5,860)	—%
Net earnings	$34,444	8%	$863	—%	$44,005	3%	$16,415	1%
Net earnings per common share:
Basic	$2.09		$0.05		$2.67		$1.00
Diluted	2.08		0.05		2.66		0.99
Average shares outstanding (in thousands):
Basic	16,487		16,458		16,493		16,466
Diluted	16,564		16,567		16,573		16,573
[1]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$76,150	$15,738
Restricted cash	1,080	—
Receivables, net	139,170	142,065
Taxes receivable	6,748	20,282
Inventories	263,274	266,043
Other current assets	6,105	8,661
Total current assets	492,527	452,789
Property, plant and equipment, net	1,206,168	1,050,982
Goodwill	230,153	244,161
Intangible assets, net	25,865	32,542
Other assets, net	25,382	21,778
TOTAL ASSETS	$1,980,095	$1,802,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$100,000	$155,000
Accounts payable and accrued liabilities	341,075	256,621
Current liability for pensions and other postretirement employee benefits	7,631	7,631
Total current liabilities	448,706	419,252
Long-term debt	671,100	570,524
Liability for pensions and other postretirement employee benefits	67,759	72,469
Other long-term obligations	37,788	43,275
Accrued taxes	2,839	2,770
Deferred tax liabilities	123,778	118,528
TOTAL LIABILITIES	1,351,970	1,226,818

Stockholders' equity	628,125	575,434
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,980,095	$1,802,252

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Nine Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$44,005	$16,415
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	75,686	79,468
Equity-based compensation expense	2,845	2,523
Deferred taxes	3,930	14,602
Employee benefit plans	102	(2,999)
Gain on divested assets	(25,510)	—
Disposal of plant and equipment, net	128	3,755
Other non-cash adjustments, net	899	874
Changes in working capital, net	7,402	43,846
Changes in taxes receivable, net	13,534	(4,869)
Other, net	(1,922)	(1,439)
Net cash flows from operating activities	121,099	152,176
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(174,034)	(136,650)
Proceeds from divested assets	70,930	—
Other, net	807	753
Net cash flows from investing activities	(102,297)	(135,897)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	—	(4,875)
Borrowings on revolving credit facilities	322,454	185,000
Repayments of borrowings on revolving credit facilities	(277,454)	(210,000)
Other, net	(853)	(927)
Net cash flows from financing activities	44,147	(30,802)
Increase (decrease) in cash, cash equivalents, and restricted cash	62,949	(14,523)
Cash, cash equivalents, and restricted cash at beginning of period	16,738	23,001
Cash, cash equivalents, and restricted cash at end of period	$79,687	$8,478

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018		2017		2018		2017
Segment net sales:
Consumer Products	$211,642	50%	$232,916	55%	$672,069	52%	$707,251	55%
Pulp and Paperboard	214,818	50%	193,588	45%	623,442	48%	586,441	45%
Total segment net sales	$426,460	100%	$426,504	100%	$1,295,511	100%	$1,293,692	100%

Operating income (loss):
Consumer Products[1]	$(1,269)	3%	$4,525	88%	$(3,244)	4%	$21,427	48%
Gain on divested assets	22,944	49%	—	—%	22,944	30%	—	—%
Pulp and Paperboard[1]	38,280	82%	14,735	286%	98,626	128%	63,006	141%
	59,955		19,260		118,326		84,433
Corporate[1]	(13,055)	28%	(14,100)	273%	(41,506)	54%	(39,615)	88%
Income from operations	$46,900	100%	$5,160	100%	$76,820	100%	$44,818	100%
[1]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net earnings	$34,444	$863	$44,005	$16,415
Add back:
Interest expense, net	7,547	7,683	23,290	23,399
Income tax provision (benefit)	3,675	(3,095)	5,825	5,860
Depreciation and amortization expense[3]	25,342	25,856	75,686	79,468
EBITDA[1]	$71,008	$31,307	$148,806	$125,142

Gain on divested assets, net	$(22,944)	$—	$(22,944)	$—
Directors' equity-based compensation expense (benefit)	769	463	(1,930)	(2,470)
Reorganization related expenses associated with SG&A cost control measures	210	480	6,390	480
Consumer products reorganization related expenses	158	—	950	—
Other	(338)	—	—	—
Costs associated with Oklahoma City facility closure[4]	—	5,057	—	7,406
Costs associated with Long Island facility closure	—	314	—	1,145
Manchester Industries acquisition related expenses	—	—	—	220
Write-off of assets as a result of Warehouse Automation project	—	—	—	41
Adjusted EBITDA[2]	$48,863	$37,621	$131,272	$131,964
[1]

EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[2]	Adjusted EBITDA excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[3]	Depreciation and amortization expense for the three months ended September 30, 2017 includes accelerated depreciation of $0.3 million associated with the closed Long Island facility and $0.1 million as a result of the warehouse automation project. In addition, depreciation and amortization for the nine months ended September 30, 2017 includes $3.7 million of accelerated depreciation associated with the Oklahoma City facility closure, $0.6 million associated with the Long Island facility and $0.4 million as a result of the warehouse automation project.
[4]	Costs associated with the Oklahoma City facility closure for both the three and nine months ended September 30, 2017 include $4.3 million of loss on the writedown of assets to their held for sale value.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Common Share
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net earnings	$34,444	$863	$44,005	$16,415
Adjustments, after-tax[1]:
Gain on divested assets, net	(12,680)	—	(12,680)	—
Directors' equity-based compensation expense (benefit)	524	306	(1,480)	(1,639)
Reorganization expenses associated with SG&A cost control measures	143	317	4,767	317
Consumer products reorganization related expenses	108	—	694	—
Other	(250)	—	—	—
Impact of state tax rate changes	—	—	(676)	—
Costs associated with Oklahoma City facility closure	—	3,338	—	7,307
Costs associated with Long Island facility closure	—	402	—	1,150
Accelerated depreciation of assets as a result of Warehouse Automation project	—	79	—	240
Manchester Industries acquisition related expenses	—	—	—	146
Write-off of assets as a result of Warehouse Automation project	—	—	—	27
Adjusted net earnings[2]	$22,289	$5,305	$34,630	$23,963

GAAP net earnings per diluted share	$2.08	$0.05	$2.66	$0.99
Adjustments, after-tax[1]:
Gain on divested assets, net	(0.76)	—	(0.78)	—
Directors' equity-based compensation expense (benefit)	0.03	0.02	(0.09)	(0.10)
Reorganization expenses associated with SG&A cost control measures	0.01	0.02	0.29	0.02
Consumer products reorganization related expenses	0.01	—	0.04	—
Other	(0.02)	—	—	—
Impact of state tax rate changes	—	—	(0.04)	—
Costs associated with Oklahoma City facility closure	—	0.20	—	0.44
Costs associated with Long Island facility closure	—	0.02	—	0.07
Accelerated depreciation of assets as a result of Warehouse Automation project	—	0.01	—	0.02
Manchester Industries acquisition related expenses	—	—	—	0.01
Adjusted net earnings per diluted share[2]	$1.35	$0.32	$2.09	$1.45
[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.
[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that the Company does not believe are indicative of its core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Consumer Products:
Net sales	$211,642	$232,916	$672,069	$707,251
Operating income[5]	21,675	4,525	19,700	21,427
Depreciation and amortization expense[6]	14,447	16,073	42,964	50,607
Consumer Products EBITDA[1,5]	$36,122	$20,598	$62,664	$72,034
Gain on divested assets, net	(22,944)	—	(22,944)	—
Reorganization related expenses associated with SG&A cost control measures	87	—	1,746	—
Consumer products reorganization related expenses	158	—	950	—
Costs associated with Oklahoma City facility closure[7]	—	5,057	—	7,406
Costs associated with Long Island facility closure	—	314	—	1,145
Write-off of assets as a result of Warehouse Automation project	—	—	—	41
Consumer Products Adjusted EBITDA[2,5]	$13,423	$25,969	$42,416	$80,626
Consumer Products EBITDA margin[3]	17.1%	8.8%	9.3%	10.2%
Consumer Products Adjusted EBITDA margin[4]	6.3%	11.1%	6.3%	11.4%
Pulp and Paperboard
Net sales	$214,818	$193,588	$623,442	$586,441
Operating income[5]	38,280	14,735	98,626	63,006
Depreciation and amortization expense	9,316	8,328	28,106	24,789
Pulp and Paperboard EBITDA[1,5]	$47,596	$23,063	$126,732	$87,795
Reorganization related expenses associated with SG&A cost control measures	71	—	454	—
Pulp and Paperboard Adjusted EBITDA[2,5]	$47,667	$23,063	$127,186	$87,795
Pulp and Paperboard EBITDA margin[3]	22.2%	11.9%	20.3%	15.0%
Pulp and Paperboard Adjusted EBITDA margin[4]	22.2%	11.9%	20.4%	15.0%
[1]	Segment EBITDA is segment operating income adjusted for depreciation and amortization.
[2]	Segment Adjusted EBITDA excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[3]	Segment EBITDA margin is defined as Segment EBITDA divided by Segment Net sales.
[4]	Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment Net sales.
[5]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.
[6]	Consumer Products depreciation and amortization expense for the three months ended September 30, 2017 includes accelerated depreciation of $0.3 million associated with the Long Island facility and $0.1 million as a result of the warehouse automation project. Depreciation and amortization expense for the nine months ended September 30, 2017 includes $3.7 million of accelerated depreciation associated with the Oklahoma City facility closure, $0.6 million associated with the Long Island facility and $0.4 million as a result of the warehouse automation project.
[7]

Costs associated with the Oklahoma City facility closure for both the three and nine months ended September 30, 2017 include $4.3 million of loss on the writedown of assets to their held for sale value.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Adjusted Operating Income and Operating Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Consumer Products:
Net sales	$211,642	$232,916	$672,069	$707,251
Operating income[3]	21,675	4,525	19,700	21,427
Gain on Divested Assets, net	(22,944)	—	(22,944)	—
Reorganization related expenses associated with SG&A cost control measures	87	—	1,746	—
Consumer products reorganization related expenses	158	—	950	—
Costs associated with Oklahoma City facility closure [4]	—	5,057	—	11,069
Costs associated with Long Island facility closure[5]	—	610	—	1,736
Accelerated depreciation of assets as a result of Warehouse Automation project	—	120	—	361
Write-off of assets as a result of Warehouse Automation project	—	—	—	41
Consumer Products Adjusted operating (loss) income[1,3]	$(1,024)	$10,312	$(548)	$34,634
Consumer Products operating margin	10.2%	1.9%	2.9%	3.0%
Consumer Products Adjusted operating margin[2]	(0.5)%	4.4%	(0.1)%	4.9%

Pulp and Paperboard:
Net sales	$214,818	$193,588	$623,442	$586,441
Operating income[3]	38,280	14,735	98,626	63,006
Reorganization related expenses associated with SG&A cost control measures	71	—	454	—
Pulp and Paperboard Adjusted operating income[1,3]	$38,351	$14,735	$99,080	$63,006
Pulp and Paperboard operating margin	17.8%	7.6%	15.8%	10.7%
Pulp and Paperboard Adjusted operating margin[2]	17.9%	7.6%	15.9%	10.7%
[1]	Segment Adjusted operating income excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[2]	Segment Adjusted operating margin is defined as Segment Adjusted operating income divided by Segment Net sales.
[3]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit (costs) income other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.
[4]	Costs associated with the Oklahoma City facility closure for both the three and nine months ended September 30, 2017 include $4.3 million of loss on the writedown of assets to their held for sale value, as well as $3.7 million of accelerated depreciation for the nine months ended September 30, 2017.
[5]	Costs associated with the Long Island Facility closure include $0.3 million and $0.6 million of accelerated depreciation for the three and nine months ended September 30, 2017, respectively.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Income Tax Provision
Unaudited (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP income tax (provision) benefit	$(3,675)	$3,095	$(5,825)	$(5,860)
Adjustments, tax impact:
Gain on divested assets, net	10,264	—	10,264	—
Directors' equity-based compensation (expense) benefit	(245)	(157)	450	831
Reorganization related expenses associated with SG&A cost control measures	(67)	(163)	(1,623)	(163)
Consumer products reorganization related expenses	(50)	—	(256)	—
Other	88	—	—	—
Impact of state tax reform	—	—	(676)	—
Costs associated with Oklahoma City facility closure	—	(1,719)	—	(3,762)
Manchester Industries acquisition related expenses	—	—	—	(74)
Costs associated with Long Island facility closure	—	(208)	—	(586)
Write-off of assets as a result of Warehouse Automation project	—	—	—	(14)
Accelerated depreciation of assets as a result of Warehouse Automation project	—	(41)	—	(121)
Adjusted income tax benefit (provision)[1]	$6,315	$807	$2,334	$(9,749)
Adjusted income tax rate[1,2]	39.5%	17.9%	7.2%	28.9%
[1]	Adjusted income tax benefit (provision) and Adjusted income tax rate exclude the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[2]	The Adjusted income tax rate is defined as [Adjusted income tax benefit (provision)/(Adjusted income tax benefit (provision) + Adjusted net earnings)].

CONTACT:
Clearwater Paper Corporation
(News media)
Shannon Myers, 509-344-5967
or
(Investors)
Robin S. Yim, 509-344-5906
Vice President, Investor Relations